UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of report: August 15, 2008
                        (Date of earliest event reported)

                           PROFILE TECHNOLOGIES, INC.
                           --------------------------
             (Exact Name of Registrant as Specified in Its Charter)


        Delaware               Commission File No.               91-1418002
        --------               -------------------               ----------
(State of Incorporation)            000-29196                 (I.R.S. Employer
                                                             Identification No.)

            2 Park Avenue, Suite 201
                 Manhasset, NY                                     11030
                 -------------                                     -----
   (Address of Principal Executive Offices)                      (Zip Code)

               Registrant's Telephone Number, Including Area Code:
                                 (516) 365-1909

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.


     On August 15, 2008, we closed a private offering of our Common Stock (the "Shares"). In the offering, we received gross proceeds of $2,295,403.80 from the sale of 2,550,440 Shares (adjusting for fractional shares, with an offering price of $0.90 per share). The Shares were sold to a total of 73 investors, all of whom were "accredited investors," as that term is defined under Rule 501 of Regulation D. We relied upon the exemption from registration afforded by Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended, to issue the Shares. We intend to utilize the proceeds derived from this offering for the purpose of settling outstanding debt and for general operating expenses. We previously reported the sale of Shares under this offering on Forms 10-QSB filed on May 15, 2008, February 12, 2008 and November 9, 2007, on Form 10-KSB filed on September 27, 2007 and a Form 8-K filed on August 30, 2007.

     R.F. Lafferty & Co., Inc. and Chapin, Davis acted as broker-dealers in connection with the offering and were entitled to receive a commission equal to ten percent of sales that resulted from their broker-dealer services.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PROFILE TECHNOLOGIES, INC.


Date:  August 21, 2008                       By: /s/ Henry E. Gemino
                                                 -------------------------------
                                             Name:   Henry E. Gemino
                                             Title:  Chief Executive Officer and
                                                     Chief Financial Officer